Exhibit 10.1

AGREEMENT

THIS AGREEMENT (this “Agreement”) is made as of the 19th day of August, 2005 (the “Effective Date”) by and between MAXIM PHARMACEUTICALS, INC., a Delaware corporation (the “Company”), and LARRY G. STAMBAUGH, an individual (“Stambaugh”).

Background

A.                                   Stambaugh is currently the Chairman, President and Chief Executive Officer of the Company, and has served in these capacities since 1993.

B.                                     On or about December 8, 2000, the Company entered into a $2.85 million full recourse, interest bearing, secured revolving promissory note with Stambaugh, which was amended as of December 8, 2001 (the “Loan”).  The purpose of the Loan was to avoid the necessity of any officer selling the Company’s stock during periods of volatility and was viewed at the time to be in the best interest of the Company and its shareholders.  Since the original date of the Loan to the Effective Date, Stambaugh has paid approximately $394,000 in interest on the Loan, and has additionally forfeited to the Company all security pledged for the Loan.  The Loan is currently in default, but the Loan has not (and will not) be in any manner modified or extended by the Company.  The current amount owed by Stambaugh under the Loan, including accrued interest, is referred to herein as the “Aggregate Loan Indebtedness”.

C.                                     The Compensation Committee of the Company’s Board of Directors, together with the Company’s full Board of Directors (other than Stambaugh),  has extensively reviewed and analyzed, among other matters and factors, the Loan, all related facts and circumstances, including the Company’s current needs, prospects and contingency plans, Stambaugh’s current assets and liabilities and the Company’s resulting ability or inability to collect the Aggregate Loan Indebtedness, and the best interests of the Company’s stockholders and creditors.

D.                                    In the context of the foregoing background, the parties are entering into this Agreement.

Agreement

1.                                       Forgiveness.  Based on the factors set forth above, and in consideration of such factors, the Company does hereby forgive all remaining Aggregate Loan Indebtedness, including any accrued and/or unpaid interest, under the Loan as of the Effective Date of this Agreement (the “Note Forgiveness”).  The Loan is not amended, modified or extended as a result of such Note Forgiveness, but instead is hereby extinguished and no amounts remain outstanding.

2.                                       Release.

(a)                                  Except for the obligations created by this Agreement, Stambaugh hereby forever releases and discharges the Company and its past and present officers, directors, agents, employees, shareholders, attorneys, accountants, consultants, successors, assignees and representatives from any and all causes of action, actions, judgments, liens, indebtedness, damages, losses, claims, claims for relief, claims in bankruptcy, liabilities and demands of every kind and character, whether known or unknown, in any way arising out of or in connection with the Loan, including, without limitation, any claim arising out of or relating to any discussions or negotiations pertaining to the Loan, the request of the Company that Stambaugh enter into the Loan in lieu of selling Company stock or Stambaugh’s decision to borrow (or the Company’s actions in lending) any amount thereunder.

(b)                                 In furtherance of these intentions, Stambaugh hereby expressly waives any and all rights or benefits conferred by the provisions of Section 1542 of the California Civil Code and any similar provisions under the laws of any other state or under federal law and expressly consents that this Agreement shall be given full force and effect according to each and all of its express terms and conditions, including those relating to unknown and unsuspected claims, demands, and causes of action, if any, in any way relating to the Loan.  Section 1542 of the California Civil Code provides as follows:

A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

(c)                                  Stambaugh represents and warrants that he has not assigned or transferred, or purported to assign or transfer, to any person or entity any claim, right, or cause of action released hereunder, and further agrees to indemnify the Company and all of the other released persons and entities against any liability, loss, damage, cost or expense, and including actual attorneys fees, arising out of any breach of this representation and warranty.

4.                                       Miscellaneous.

(a)                                  Construction.  The language of this Agreement has been negotiated between the parties and shall be construed simply, according to its plain meaning, and not strictly for or against either party regardless of the source of draftsmanship.

(b)                                 Counterparts.  This Agreement may be executed in counterparts, and each counterpart, once executed, shall have the efficacy of a signed original.  True and correct copies of signed counterparts may be used in place of originals for any purpose.  Signatures transmitted electronically or via facsimile shall be deemed to be original signatures.

(c)                                  Attorneys’ Fees And Costs.  In the event of future litigation in connection with or concerning the subject matter of this Agreement or any breach of this Agreement, the prevailing party shall be entitled to recover all costs and expenses incurred by that party, including actual attorneys fees, expert and consultant fees, and costs in addition to any other relief to which it may be entitled.  The parties further agree that the prevailing party shall be entitled to recover all costs, including actual attorney’s fees and costs, of collecting any costs and expenses awarded pursuant to the prior provision.

(d)                                 Independent Legal Advice.  The parties acknowledge that they have been advised by their own independently selected counsel and other advisors in connection with this Agreement and enter into this Agreement solely on the basis of that advice and on the basis of their own independent investigation of all of the facts, laws, and circumstances material to this

Agreement or any provision hereof and not in any manner or to any degree based upon any statement or omission by any other party and/or their counsel.

(e)                                  Authority To Execute Agreement.  Each person whose signature appears hereon represents, warrants and guarantees that he has been duly authorized and has full authority to execute this Agreement on behalf of the party on whose behalf this Agreement is executed.

(f)                                    Binding Agreement.  This Agreement shall be binding upon the parties and their successors in interest and assigns.

(g)                                 No Modification.  No term of this Agreement shall be modified, waived, or changed except by an instrument in writing signed by both parties.

(h)                                 Severability.  If for any reason any clause or provision of this Agreement should be held unenforceable, invalid or in violation of law by any court or other tribunal, then the remaining clauses and provisions hereof shall nevertheless remain in full force and effect.

BY EXECUTING THIS AGREEMENT, EACH OF THE PARTIES ACKNOWLEDGES THAT IT OR HE HAS READ THIS AGREEMENT AND UNDERSTANDS AND AGREES TO ITS TERMS AND PROVISIONS.

IN WITNESS WHEREOF, the parties have entered into and delivered this Agreement as of the Effective Date.

MAXIM PHARMACEUTICALS, INC.		LARRY G. STAMBAUGH

By:	/s/ F. Duwaine Townsen	By:	/s/ Larry G. Stambaugh
	F. Duwaine Townsen		Larry G. Stambaugh
Lead Independent Director of the Board of Directors